UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2021

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available around May 14, 2021.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “prospects,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•	failing to maintain and protect our brand, independence, and reputation;

•	liability for any losses that result from an actual or claimed breach of our fiduciary duties or failure to comply with applicable securities laws;

•	liability related to cybersecurity and the protection of confidential information, including personal information about individuals;

•	compliance failures, regulatory action, or changes in laws applicable to our credit ratings operations, investment advisory, ESG and index businesses;

•	prolonged volatility or downturns affecting the financial sector, global financial markets, and global economy and its effect on our revenue from asset-based fees and credit ratings business;

•	the impact of the current COVID-19 pandemic on our business, financial condition, and results of operations;

•	inadequacy of our operational risk management and business continuity programs in the event of a material disruptive event;

•	failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•	failing to differentiate our products and services and continuously create innovative, proprietary and insightful financial technology solutions;

•	liability relating to the information and data we collect, store, use, create and distribute or the reports that we publish or are produced by our software products;

•	trends in the financial services industry, including fee compression within the asset and wealth management sectors and increased industry consolidation;

•	an outage of our database, technology-based products and services, or network facilities or the movement of parts of our technology and data infrastructure to the public cloud and other outsourced providers;

•	the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate;

•	the failure to recruit, develop, and retain qualified employees;

•	challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India;

•	our indebtedness could adversely affect our cash flows and financial flexibility; and

•	the failure to protect our intellectual property rights or claims of intellectual property infringement against us.

Investor Questions and Answers: April 16, 2021

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and we make written responses available on a regular basis. The following answers respond to selected questions received through March 31, 2021. We retain the discretion to combine answers for duplicate or similar questions into one comprehensive response.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

DBRS Morningstar

1.	Do DBRS Morningstar customers gain a similar benefit that SPGI/MCO customers do in terms of lower interest rate on issues?

In general, we believe that investors’ views on the underlying credit quality of an issuer impacts the price of a bond more than whether a specific ratings agency rates the bond. For example, in markets where issuers and investors can choose their ratings agencies without constraint, it is conceivable that a company with a strong credit profile secures a more attractive interest rate on its unrated debt issuance than its weaker peer, even if that peer has rated debt. This dynamic supports our ability to compete with our larger peers in the U.S. and European structured finance markets

However, index criteria, investment mandates, or regulatory use of credit ratings can favorably impact interest rates for sufficiently highly rated debt compared to unrated bond offerings. As such, we believe issuers In Canada rated by DBRS Morningstar do benefit from securing a DBRS Morningstar rating based on our strong brand, inclusion in indexes, and history in the Canadian credit markets. It is this same dynamic that currently constrains our growth opportunities in the U.S. corporate markets.

Enterprise Contract Trends

2.	When does cash come in the door for your contracts – monthly, quarterly or annually? How long are the contracts typically – LT or evergreen and are they staggered across customers or is there a particular quarter where you typically collect more?

It is fair to say that, over the course of our history, our subscription-based model allowed us to grow the business by taking advantage of the float created by getting paid upfront for the services we delivered over time. That model remains important today, even as our product portfolio is more diversified now.

Generally speaking, our license-based products, such as Morningstar Data, Morningstar Direct, PitchBook, and Advisor Workstation, are contracted on one to three year terms. These contracts are billed annually, and while revenue is recognized ratably over the life of an agreement, cash is generally collected at the beginning of the annual term.

Our asset-based solutions, including Investment Management and Workplace Solutions, have several fee structures that take into account the work we perform or investments we manage or advise. The majority of our contracts include variable asset-based fees, and we generally invoice clients and collect cash quarterly based on average assets for the quarter. An exception here is Morningstar Mutual Funds, where fees get calculated and collected monthly.

DBRS Morningstar contributes the majority of our transaction-based revenue, where fees are typically paid as services are delivered. A typical credit rating fee is partially collected upfront at issuance with the remainder collected over the life of the transaction. In general, cash collections in U.S. and European structured finance vary based on issuance volumes and generally arrive monthly on a staggered basis. Any associated surveillance work is billed annually in most instances, and usually last as long as the associated rating is outstanding. In the Canadian corporate market, DBRS Morningstar contracts are generally long-term.

Seasonality has a minimal impact on the cash collections of our business in aggregate as new contracts and renewals are staggered throughout the year. Since we sell most of our products with license terms of at least one year, we recognize revenue ratably over the term of each license agreement. This tends to mitigate revenue variability in our license-based business over the long term.

We believe market movements and general market conditions have more influence on our performance than seasonality. The revenue we earn from asset-based fees depends on the value of assets on which we provide advisory services, and the size of our asset base can increase or decrease along with trends in market performance. In addition, our credit rating business is subject to market effects on the level of fixed income issuance.

ESG

3.	According to ISS Carbon – Morningstar’s carbon emissions scores rank on the lower end of benchmarked peers – what is being done to address these issues?

In 2020, we partnered with the UK-based Greenstone to calculate our global carbon footprint, releasing information on our emissions in our 2020 corporate sustainability report (published April 1, 2021).

Our report released data pertaining to Morningstar’s scope 1, 2, and 3 emissions and total GHG emissions per output scaling factor. This data is consistent with external standards for reporting, such as the Global Reporting Initiative’s (GRI) framework. In this area, data reported was consistent with GRI: 305-1, 305-2, 305-3, and 305-4, which relate to GHG emissions as a direct or indirect result of a company’s consumption of energy and resource efficiency relative to economic value. Our report also examined certain waste programs, such as a partnership for recycling technology; our global conference footprint; and our work to enhance and update environmental policies.

This data, important to investors, was summarized in this 2020 report for the first time. ISS states that “A company’s failure to disclose, or lack of transparency, regarding these matters will impact a company’s rating negatively.” Prior to the publication of our enterprise sustainability report, Morningstar did not make our global emissions public. Consistent with their policy, ISS ratings in the areas of B.1 Environmental Management and B.3. Eco-Efficiency characterized our transparency as “very low;” our ratings were similarly below D. We expect that our release of this information will help our rating in the future.

The establishment of a measurement process and platform that encompasses the total Morningstar enterprise—including Pitchbook, DBRS, and Sustainalytics—lays the foundation for enhanced efficiency and additional operational improvements. Our plan is to be a leader with respect to transparency in this area, and we believe that Morningstar is uniquely positioned. We plan to draw on our own research and tools to examine our impact across the supply chain; we’re work closely with the ESG Assessment Platform team at Sustainalytics to analyze and report on our global supply chain and partnerships. Additionally, we plan to articulate public reduction targets; where appropriate, we will align with international standards and guidance with respect to global reduction frameworks.

A final thought on Morningstar’s position relative to the industry: Our peers in the financial data, research, and services sector use both internal and external measurement platforms and methodologies; comparisons across companies can be therefore be difficult and of limited use. However, Greenstone data collected on 2019 and 2020 data indicated that our emissions are well in line with global peers of similar businesses; indeed, when scaled for revenue and employees, the current data indicates that Morningstar is well-positioned to contribute to charting an ambitious path to efficiency in the future. We intend to do just that.

Investment Management

4.	What products are you managing yourself with actual security selection and which do you outsource to 3rd party providers? How much of AUM is completely insourced from a research and security selection perspective?

We currently offer Managed Portfolios in the U.S., U.K., South Africa, Australia and India totaling $28.6 billion AUM/AUA as at December 31, 2020. The majority our Managed Portfolios assets are in multi-asset portfolios comprised of underlying mutual funds and ETFs. Currently, we do not offer third-party model portfolio providers (or “strategists”) within Managed Portfolios. We manage the asset allocation and underlying investment vehicle targets of these portfolios. The ETFs used in our portfolios are third-party with the exception of an ETF in Australia that is used within our managed portfolios. In the U.S., most of the mutual funds we use in our multi-asset portfolios are subadvised, multi-manager mutual funds under the Morningstar Mutual Funds Trust. Within these Funds, we mainly use third-party managers as subadvisors, and we also include Morningstar Investment Management LLC as a subadvisor with the ability to invest in a variety of instruments per the prospectus. As of December 31, 2020, we have approximately $4.4 billion in AUM in the Morningstar Mutual Funds. Besides our multi-asset portfolios, we also manage direct security portfolios in the U.S. and Australia. Portfolio managers within our regulated investment management entities in each region are responsible for the research and security selection. As of December 31, 2020, we have approximately $6 billion in AUM/AUA globally (or $4 billion U.S.-only) in these direct security strategies.

Market Size and Potential

5.	In addition to PitchBook, DBRS in the EU and US, and Morningstar Direct in international markets, what other products in your portfolio are gaining share? Can you also discuss what products may be losing share and why?

We see a number of positive factors that indicate we are growing at or above market in many areas of our portfolio. Importantly, we are demonstrating a consistent ability to grow revenue in Morningstar Data, Direct, and PitchBook relative to the market estimates we provided during our last Annual Meeting of Shareholders on May 15, 2020. We are also encouraged by our leadership position in the ESG space, which is benefiting greatly from the acceptance of our Sustainalytics solutions as emerging standards in the marketplace for ESG investing. This is just the latest example of the large and growing end markets that we try to operate in.

It is true, on the other hand, that growth in assets under management have lagged our most recent combined market estimate growth rate of over 20% in both Workplace Solutions and Investment Management. However, client losses in Investment Management brought on by a strategy shift mask underlying progress we’ve made in both areas. This is particularly true with Advisor Managed Accounts in Workplace and Morningstar Managed Portfolios.

We also track our performance relative to the peer group we have listed in our Annual Report, which includes Envestnet, Factset, Moody’s, MSCI, SEI Investments, and S&P Global. Over the past three fiscal years, we have outperformed our peers in aggregate on both consolidated and organic revenue growth. Our average three-year revenue growth is 15.1%, or 9.3% when excluding the impact of foreign currency or acquisitions. The average of the peer group was 8.2%, or 6.9% on an organic basis. We see this aggregate growth vs. our peers as a positive indicator of our performance over the longer-term.

6.	Market share data – would you provide TAM, SAM, market share and rank for each of your segments?

We regularly offer market size and growth estimates for our largest products and solutions during our management presentations at the Annual Meeting of Shareholders in May. We plan to update these for release at the next event on May 14, 2021 (please register at https://shareholders.morningstar.com). We’ve consistently demonstrated that our participation in large and growing markets have supported our aggregate growth and that we still have ample runways for growth in many of our key product areas.

Morningstar’s Founder

7.	What happens to founder Joe Mansueto’s ownership should he pass away?

The substance of Joe’s plan is for his wife to inherit his shares and then ultimately distribute the shares to non-profits and family members.

License-Based Revenue

8.	Will you please provide a breakdown of revenue by customer type across your products? Do you expect the registered investment advisor customer segment to be a primary contributor to organic revenue growth in the future?

As of December 31, 2020, we estimate that approximately 33% of our license-based revenues come from advisors, 25% from asset managers, and 22% from private market investors, with the remainder split amongst redistributors, retail investors, buyside investors, and the retirement market. We have not disclosed specific growth rates of revenue generated by each client type.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: April 16, 2021	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer